Exhibit 10.22
AMENDMENT TO EMPLOYMENT AGREEMENT
     DATATRAK International, Inc. (“DATATRAK”) and Mr. Jim Bob Ward (“Employee”) hereby enter into this Amendment of Employment Agreement (this “Amendment”) on this 17th day of December, 2008 under the terms and conditions set forth below.
     WHEREAS, DATATRAK and Employee entered into an Employment Agreement on February 13, 2006 (the “Employment Agreement”);
     WHEREAS, DATATRAK and Employee entered into a Settlement Agreement and Mutual Release (the “Settlement Agreement”) of even date herewith; and
     WHEREAS, pursuant to the Settlement Agreement, DATATRAK and Employee agreed to certain amendments to the Employment Agreement.
     NOW, THEREFORE, in consideration of the mutual promises of DATATRAK and Employee and other good and valuable consideration, DATATRAK and Employee hereby agree to amend the Employment Agreement by removing the first paragraph of Section 8(a)(1) of the Employment Agreement in its entirety and replacing it as follows:
     “(1) For a period of eighteen (18) months commencing on the Effective Date of the Settlement Agreement and Mutual Release (the “Settlement Agreement”) by and between the Company and Employee (the “Restricted Period”), whether on Employee’s own behalf or on behalf of or in conjunction with any person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise whatsoever (“Person”), Employee will not directly or indirectly solicit or assist in soliciting in competition with the Company, or its subsidiaries or ClickFind as it existed both prior to and after the Merger (collectively, the “Affiliates”) the business of any client or customer or prospective client or customer:”
     Furthermore, the following provision shall be added to the end of Section 8(a) of the Employment Agreement:
     “(6) It is expressly understood and agreed that if, prior to November 1, 2009, (x) the Company receives written notice from Employee concerning the Company’s failure to pay an installment of Employee’s severance pay due to Employee pursuant to Section 4 of the Settlement Agreement, and (y) the Company fails to cure such late payment within the cure period set forth in Section 4 of the Settlement Agreement, then Employee’s “Restricted Period” will be deemed to have expired as of the last day of such cure period. In addition, if not already expired, Employee’s Restricted Period will be reduced to six (6) months (unless less than six months remain under Employee’s Restricted Period at the time of the occurrence of any of the following events, in which case the Restricted Period shall remain the actual Restricted Period), if any of the following shall occur: (1) The Company shall (i) apply for or consent to the appointment of a receiver, trustee, liquidator or custodian of itself or of all or a substantial part of its property, (ii) make a general assignment for the benefit of its creditors, (iii) be dissolved or liquidated in full or in part, or (iv) commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law; or (2) if proceedings for the appointment of a receiver, trustee, liquidator or custodian of the Company or of all or a substantial part of the Company’s property, or an involuntary case or other proceedings seeking liquidation, reorganization or other relief with respect to the Company or its debts under any bankruptcy, insolvency or other similar law shall be commenced and an order for relief entered or such proceeding shall not be dismissed or discharged within thirty calendar days of commencement. The revised six (6)-month Restricted Period will commence on the earliest event to occur in clauses (1) and (2) above (subject to the expiration of the 30-day period specified in clause (2)).”
     Other than as set forth above, the original terms, rights and obligations of DATATRAK and Employee pursuant to the Employment Agreement are not amended hereby and shall remain in full force and effect.
     IN WITNESS WHEREOF, Employee and DATATRAK have duly executed this Amendment as of the day and year first written above.

DATATRAK INTERNATIONAL, INC.

By:	Laurence P. Birch

Name: Laurence P. Birch
Title: Chairman of the Board of Directors

/s/ Jim Bob Ward

Jim Bob Ward

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